 Filed Pursuant to Rule 433 under the Securities Act of 1933
 Issuer Free Writing Prospectus dated January 24, 2025
 Relating to Preliminary Prospectus issued January 14, 2025
 Registration Statement No. 333-283772
BALLY’S CHICAGO, INC.
This free writing prospectus relates to the initial public offering of Class A-1 Interests, Class A-2 Interests, Class A-3 Interests and Class A-4 Interests of Bally’s Chicago, Inc. (“Bally’s Chicago”). Bally’s Chicago has filed a Registration Statement on Form S-1 (File No. 333-283772) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement and a copy of the most recent preliminary prospectus relating to this offering may be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/1935799/000110465925003493/tm2310971-17_s1a.htm
References to “Bally’s Chicago,” “we,” “us,” and “our” are used in the manner described in the preliminary prospectus relating to this offering.
Interview Transcript
On January 24, 2025, Sidney Dillard, head of the Corporate Investment Banking Division at Loop Capital, participated in a radio interview with WVON 1690AM — The Talk of Chicago relating to Bally’s Chicago’s business and proposed initial public offering. Jason Ervin, member of the Chicago City Council, and Melissa Conyears-Ervin, the City of Chicago’s Treasurer, also participated in the interview. Mr. Ervin and Ms. Conyears-Ervin are not employed by, affiliated with, or acting on behalf of Bally’s Chicago or Loop Capital. A video recording of the radio interview was also posted on WVON 1690AM — The Talk of Chicago’s Facebook page. A copy of the interview transcript is attached hereto as Appendix A.
In addition, investors should be aware of the following modifications to the interview’s content:
In the interview, Ms. Dillard states that investors cannot prepay the Subordinated Loans. However, as stated in the Registration Statement, our Class A-1 Interests, Class A-2 Interests and Class A-3 Interests can only be transferred after the Subordinated Loan attributable to such Interest has been paid in full and such Interests are converted to Class A-4 Interests. If a holder of Class A-1 Interests, Class A-2 Interests and/or Class A-3 Interests would like to transfer their Interests before the Subordinated Loans attributable to such class of Interests are paid off, such holder or the transferee may repay in full the pro rata amount of the remaining balance of the Subordinated Loans then outstanding attributable to such Interests before or substantially concurrently with such transfer and conversion.
Bally’s Chicago has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in the registration statement and other documents Bally’s Chicago has filed with the SEC for more complete information about Bally’s Chicago and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bally’s Chicago, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting any of the following sources: Loop Capital Markets LLC at +1 (312) 913-4900 or by email at BallysChicagoIPO@loopcapital.com or standard mail at Loop Capital Markets LLC, Attn: Compliance Department, 425 South Financial Place, Suite 2700, Chicago, IL 60605 USA.

Appendix A
Rufus Williams
Welcome back. It is Friday morning and as you’ve heard so many times, it is the Bally’s Takeover and soon all of the Bally’s folks and I will be here. But, in this moment, I am excited to have one of my favorite people in the whole world here in the studio. She is a partner with Loop Capital, the largest black investment banking firm in the country. It is none other than Sidney Dillard. Sidney, welcome to WVON.
Sidney Dillard
Good morning.
Rufus Williams
Welcome to the… welcome to the morning show for the first time. You might have been places but you haven’t been here.
Sidney Dillard
I have not. It’s great to be here.
Rufus Williams
Well, good to have you. So, while we’re waiting for our folks from Bally’s to join us, let’s talk about what this is. You know, Bally’s, I’ll give some of the context, and they can give it better when they get here, but this all began, I recall, there were four different groups who are vying to build a casino here in Chicago and of those four and they had different places. There were different temporary facilities, all these things and ultimately, Bally’s won out and Bally’s won out with a temporary facility at what we know as Medinah Temple and a long-term facility to be built at Halsted and Chicago Avenue. And beautiful renderings and all that came out and I’ll leave all that for the Bally’s folks to talk about. But part of this whole opportunity was to also provide opportunities for minorities and women to participate in the ownership of the casino so that it wouldn’t just be for the continuation of billionaires being billionaires, but some other opportunities for us to partake beyond just going and gambling. So, nice purse.
So, that’s what this is all about. There is this, there is timing. There is much in this investment, which Sidney can tell us about Loop Capital’s involvement and how this all is structured together. So, Sid, I’ll turn it over to you. Yeah, just come closer.
Sidney Dillard
Rufus, thank you for the, just for the backdrop there for listeners to understand kind of how do we get here. So, where we are now though is doing, you know, we are a part of and we’ve been engaged by Bally’s to help them raise $250 million, which represents a 25% ownership in Bally’s Chicago casino and resort. The thing that’s really interesting about this opportunity is that it’s not been done anywhere in the country for any casino in the country and you mention, Rufus, about, you know, that aspect. And this…and what it is is that we’re doing an initial public offering and a concurrent private placement that allows for women and minorities to own 25% of Bally’s Chicago casino and resort. So, Bally’s Corporation will own 75%, women and minorities will own twenty-five percent of the casino. And, as part of the host community agreement that Bally’s signed with the City of Chicago when they were awarded the license for the first and only casino that is in the City of Chicago, within the City of Chicago, and the heart of the City. That 25%, in the host community agreement, it states that 25% of the casino and resort would be owned by women and minorities.
And so, that’s what we are working on. We launched this process of ensuring that we get the word out to people about this opportunity right about at the beginning of the year. And we’re working on a timeline now where we’re looking to ensure that we have investors who are interested in being involved in this opportunity to do so by the end of January. So, there about January 31st you know, to come into this opportunity.

There’s some other elements that I think are important as well because this is an initial public offering. All of the documents, all of the information about this opportunity is public information. It’s filed on the Securities Exchange Commission portal and website where the prospectus, which is the document that provides all of the information about this offering, all of the background on the business, all of the risks are outlined there, as well. And then we have a web portal that we have created that allows for folks to access all of this information that is public information; the prospectus, as well as the investor presentation and then to place order and to the books that we are, again, trying to ensure that folks get that done by January 31st. So, that’s where we are in the context of the process in this offering.
Rufus Williams
So, you’ve been at it since the beginning of the year. And a week from today, people need to, if they’re interested, should be expressing interest in.
Sidney Dillard
That’s right.
Rufus Williams
Some how to Loop that they’re interested.
Sidney Dillard
Exactly and we’ll, we can talk a little bit about kind of what that process looks like, as well.
Rufus Williams
Great, so let me say this. This is not…this is an opportunity that we’re taking here today with this Bally’s Takeover really to try and make sure we get this information out to everybody. So, it’s part of what we do, as a station, part of what our ownership wants to make sure that we are truly making to work, making it happen. And so glad that you all are tuned in. If you have any questions, (773) 591-1690. This is the time; this is the place to do it. We’re going to take a break. When we come back, we’re joined by this power couple who’s now walked in. Dr. J, Dr. Ervin and Melissa Conyears-Ervin, our City Treasurer. So, alright. We’ll be back. More Bally’s Takeover, right after this.
*       *      *      Commercial Break      *      *      *
Rufus Williams
Welcome back. We are having a conversation. We have an all kind of conversations in here. I have nothing but power in the studio, you have been hearing from Sidney Dillard, who is a partner and head of corporate investment banking at Loop Capital, and we’ve been joined by the power couple here in the City, Melissa Conyears-Ervin, our City Treasurer, and Jason Ervin, who… are you still running the Black Caucus or?
Jason Ervin
No, actually our chair now is Alderman Stephanie Coleman. I chair the foundation which focuses on scholarships and efforts to help educate our kids in the City of Chicago.
Rufus Williams
Great, so right here, any of these people could be here and do a whole show with each of you. I don’t know why it takes this for you all to come in. So, you can’t get out of here without setting another date with me to talk about some stuff because we were talking about Garfield Park coming in. But let’s shift a bit. Sid has given some parameters as to why we’re here and why we’re having this Bally’s conversation this morning. Madam Treasurer, why don’t we talk about what your engagement is, interest, and involvement is in this process?

Melissa Conyears-Ervin
So good morning, everyone, Happy Friday and Rufus, you are here bright and early, ready, excited. I am very excited about this topic, so thank you for having us, and it’s rare, let me say this, that I have an opportunity to be on the platform with my husband. He does his thing. I do my thing. It’s rare that we join together. So, I can appreciate this moment. But I would tell you as the Treasurer of Chicago, since I have been in office in 2019, my focus over the past 5 years has really been to build financial wealth in all communities of Chicago and if you come from a community and we all were just talking as we sit around this table about where we were born and raised. Me born in Englewood, raised on the West Side. When the terminology of financial wealth comes up, many of times people in communities that we’re from think that does not apply to us. And so what I wanted to do, me, with having the background that I have, actually bring that home and make it relative to residents of underserved communities and so when we talk about this investment, this Bally’s investment, the first of its kind ever in the country. Like, I don’t want to skip over that because that is absolutely major and many of times, especially us in our black communities, we feel that we’re overlooked. We feel that we do not have access. We talk about access to capital, not just for acquiring a home, a low-interest loan for your automobile but also starting your small business. I talked to my husband. I know I talked to him about small business owners so much that it drives him up the wall when I come home because it bothers me when I see the struggle of our community. Everyone wants to be an entrepreneur. Everyone wants to be a small business owner but there is a difference between a hustler and a CEO. And so, those are things that we talk about within the Treasurer Office trying to empower people. So, this is just one example of how we want to make it reachable for you and with me in this role and being able to relate to the residents, they actually take an opportunity to stop and think and they came to these meetings. They… the residents of the West and South Sides of Chicago surprised everyone when they came to these Bally’s investment meetings but that’s because you have people like myself and members of the Chicago Aldermanic Black Caucus that are saying hey, just come and listen. Take a listen, it’s your choice whether you invest or not but what we don’t want you to say is that you did not have an opportunity.
Rufus Williams
Fantastic. Alderman, why don’t you talk about your engagement here? And obviously, well your wife isn’t going to let you not be engaged, but talk about from your position — what brings you into this whole discussion around Bally’s.
Jason Ervin
So, I ended up in the previous term in administration, I served as the co-chair of the City Council Casino Committee. So, part of that conversation was how do we ensure that equity is part of this deal, and the best way we could and we thought about on the ownership side. We always talk about hey contracts, goods, and services, but you know the real players…who owns this massive machine here. So part of that conversation led us to saying, hey, we want to make sure that you know miss Jones who lives on 63rd and Halsted has an opportunity to invest just like some of the major names of Black Chicago that we always hear that are involved in these deals and that’s how this, the conversation came about in with former Mayor Lightfoot. Well, something a lot of things we didn’t agree on but we agreed on this. Was that we want to make sure that everyday Chicagoans, minority members of our City had an opportunity to participate in this deal. These are generally massive deals. I haven’t seen anybody lose in the City of Chicago that is owned or been an equity partner in the casino. So, we want to make sure that everyone had that opportunity especially the people on the South and West Sides of Chicago had an opportunity to invest in something that was going to be massive and be part of our community.
Rufus Williams
Let’s come back and talk about this casino commission that you that you were part of, that you led because that’s important as we allowed gambling to come, casinos to come into the City. Your push there was to ensure that minorities and women had an opportunity to be part of the ownership group, not just part of the folks who are going to spend money. Talk about what you all did in ensuring that all those things were in place as the casino industry was coming into the City.

Jason Ervin
Well generally you’ll find in that in the state of Illinois we want to see minority ownership in many of these — what we call these great money-making ventures. If you go back to the original gaming that happened with the riverboats, when you look at communities like East Saint Louis, when you look at communities throughout our state where the gaming took place, you found there was a very small 1 or 2, 3 black folks involved in these deals and yeah they may did very well in those deals, but we wanted to make sure that Miss Jones had that same option now you know you’re not investing on that same level but again even though it is a smaller amount, there is still some way to reap a benefit in this and so ultimately you know we want to make sure that everybody gets a, has a chance to get a piece of the rock. Now would people do that, they have the opportunity, but it’s about creating a space that you can do something so that’s what brought this conversation about and looking at what we saw in the past, again, the same usual suspects always participating, always winning we wanted to make sure that others have that opportunity in our community, too.
Melissa Conyears-Ervin
And we saw everyday people at these meetings. And by the way I know you heard from Sidney early on, Sidney Dillard from Loop Capital, but Sidney rocked it, these presentations. And for people in our community, I always say representation matters. Rufus, you and I know that. You’ve been around, you know how important that is. But to see a black woman Treasurer, a wife, a mother, someone that is from the community, born in the community, to see your Alderman, and then, to see the underwriters of the investment that look like you, Sidney, black woman, always brags about her daughter who just graduated and in the investment industry, as well. That is power and everyone from Loop Capital that was a part of the presentation with Sidney is also black. And to see that and she’s able to relate and talk in the way that people can understand, because sometimes people that’s not from the industry, just like I’m in finance right, you’re an accountant, Alderman is an accountant by trade but when you are talking to people that are not necessarily accountants, they can understand that if you talk to them in a way layman’s terms that they can comprehend but a lot of time people come to them and try talk over their head because they don’t want them to understand, and Sidney really presented it in a way that helped a lot of people and people were very excited when they walked away.
Rufus Williams
She’s a rockstar.
Melissa Conyears-Ervin
Yes, she is.
Rufus Williams
And the beauty is that, as they come in, it’s not a black part of a white organization. These are black folks and black folks who are doing this. So, we’ll get back to more of what this actual opportunity is. We’ve talked about this being one that doesn’t exist, hasn’t existed in other places, a lot more talk about. I’ve got callers on the board. We’ve got folks on Facebook, who are asking questions, and we’ll get to all of them. It’s (773) 591-1690, it’s the Bally’s Takeover. You’ve got until next Friday, the 31st of January to make some decisions.
Melissa Conyears-Ervin
You’ll make sure you listen to Sidney, and by the way, I don’t think I put the disclaimer that the Alderman and I we’re are not underwriters on this deal, we are not offering financial advice. We are just here to provide the opportunity.
Rufus Williams
Thank you for that and as WVON is here, happy to provide the forum to get the information out to people and the one who really knows everything, and still not broadly giving investment advice, but telling about the investment opportunity, is our partner Sidney Dillard.

Melissa Conyears-Ervin
That’s right.
Rufus Williams
We’ll be back more about Bally’s and this opportunity when we hear from Annette Flournoy about what is on the news.
*      *      *      Commercial Break      *      *      *
Rufus Williams
Welcome back. Yup, talking dollars, talking about Bally’s casino, the opportunity to invest there. I wish you all were here at 6 o’clock. We do the same kind of 411 when we get into some…
Melissa Conyears-Ervin
What time do you come in in the morning?
Rufus Williams
Every morning, we start this show at 6 o’clock.
Melissa Conyears-Ervin
Alright. I joined you a little bit later than that, Rufus, but go ahead.
Jason Ervin
You know, somebody gotta get to you. Our little daughters gotta go to school. That was the conversation like, how we’re going to do this? Geneva’s got class and why we’re going to do this. She, you know, my wife is amazing. She makes everything happen and I’ve already taken care of. So alright, well then so we’ll both go.
Rufus Williams
Good words to say. Very good.
Melissa Conyears-Ervin
He’d better.
Rufus Williams
Well, I could tell the sincerity that he really meant that coming in. So, thank you, I’m glad you are all here as you are. Sidney, let’s talk about the investment opportunity it itself because we talked about this being an one. You know, this doesn’t happen all the time, hasn’t happened in many places. What is it that doesn’t happen much and hadn’t happen in many places?
Sidney Dillard
Ok, good question. So, as we talked about earlier, this is an initial public offering and a concurrent private placement, and so an initial public offering in that, it’s there for the public to participate in. And so, what we have basically is we are raising $250 million, which is 10,000 shares that are $25,000 each share. That’s the stated value and that’s at the same valuation that Bally’s Corporation is paying, is participating in, as a 75% owner of the Bally’s Chicago casino and resort. But the thing that is interesting in terms of the opportunity is that Bally’s was very intentional about structuring this so that there could be participation among women and minorities across whatever level they can participate at from a cash perspective, to give options. And so the way that this works is as I mentioned that each share is $25,000 but you can be a part of the offering for as low as $250 in cash, $2,500 in cash, or $5,000 in cash and then of course $25,000, which is the stated value of each share. And so the way that this works for those who are interested is that in order to get to the stated value of the share at $25,000, Bally’s has put in place a loan that they will provide to those who are at $250, $2,500, or $5,000 a loan that makes up the difference to get to the $25,000. But the important thing about the loan is that it’s non-recourse to the investor. And what non-recourse is is that the investor is not responsible for the loan if for whatever reason something happens or the casino doesn’t happen, the investor is not responsible for paying back that loan. There, there’s nothing to do with their credit. The loan is not in their name. It does not show up anywhere associated with them. This is essentially what Bally’s is providing in order to get investors to the $25,000, which is the stated value of the share. But what happens in terms of how that loan gets repaid is that once the casino is up and running, the casino and the resort is up and running, and there are cash distributions that can be made once there’s enough cash after expenses are paid for the casino and resort. When distributions are made to the A shareholders, the distributions for those that have leverage to get to that $25,000 stated value, their distributions will be used first to pay off the loan and the accrued interest that’s associated with that loan and so once the loan has been repaid, then essentially, that investor becomes what we call an A-4 investor which is a $25,000 investor, but that’s only after the loan is repaid. And so, that’s really the opportunity that allows for folks at any level or determining what the cash amount that works for them that they can participate at four different levels in the offering.
Rufus Williams
I am at ballyschicagoinvest.com. Ballyschicagoinvest.com gives you a good overview of what this investment opportunity is from a broad standpoint and what Sidney just walked you through. You can get a picture of what that is.
Sidney Dillard
Yeah, and the thing that is important about the web portal ballyschicagoinvest.com is that all of the information that we’re talking about is there. So, all of the fillings that have been made with the Securities Exchange Commission which makes this all public information in terms of the offering, the details around it, the risks, etc., as well as the investor presentation. There’s an audio presentation from Bally’s Chicago casino and resort management that’s there, but the most important piece is this is also where prospective investors will register, create an account that then will make it so that they fund their account and they put in how much of shares they would actually like to be able to participate in. So this is where we are managing that process through the web portal. So, everything is there that the investors need in order to get through the process.
Rufus Williams
Madam Treasurer, you look like you want to say something.
Melissa Conyears-Ervin
You know what? Because when Sidney said non-recourse loan, sometimes we hear the word non and we’re like wait that sounds negative but non-recourse loan and for me as the Treasurer to be able to provide this platform because again as I stated, the City of Chicago is not an underwriter in this initiative and so, we are not here to provide financial advice, just a platform to the opportunity, but to hear non-recourse loan and when Sidney kept saying the loan has to be paid back before you start to receive dividends and I just want to jump in and say, but how is a loan paid back that you never have to write a check for. So just think about that, this is a loan that you have that in many times in our community, we fight about residents have an opportunity to get a loan and don’t look at their credit. Because we know that in our community, specifically, many of times people are negatively affected by companies, organizations pulling their credit report to dictate whether they were qualified for their mortgage or that loan or small business loan, whatever the case may be. And so, this particular investment because I have to give credit to the Black Caucus and things that they’ve done to really fight for this initiative. This is a loan where they do not look at your credit to dictate whether you will get this loan or not. That’s number one and number two if the loan is not paid through the dividends that come from this investment, it will not affect your credit report. That for me is amazing.

Rufus Williams
Great and you just gave a shout out to Black Caucus.
Melissa Conyears-Ervin
I did.
Rufus Williams
I have to ask this Mister Alderman. The Black Caucus, are they mostly Democrat or Republican?
Jason Ervin
Primarily, we’re primarily Democrats. I don’t think we have any Republican members in the Chicago Aldermanic Black Caucus primarily, all the members of Chicago City Council are Democrats. So, even though we may go from some are called Blue Dog Democrats all the way to damn near socialist. So, we’ve got a wide and I think in our Caucus we have a very wide ideology on our political leanings and beliefs but we are primarily Democrats.
Rufus Williams
But in this case, we can say that this is something that the Democrats are doing for the people.
Jason Ervin
Without question, because again when we sit in these rooms, when we have these conversations, it’s about what we can do to advance the cause of our community. We always know that we see our folks participating on the consumer end of not only this but a lot of things. Very rarely are we in the ownership or the equity end of that conversation and that was a push that we had and we started to make sure that we had a seat at the table. Make sure that our community had a seat at the table and not just here but I think gaming is something that may increase in our City. There’s been a push on video gaming. So again, the question is what benefit is this going to bring to our community from equity and ownership state? Without that, it’s impossible in my opinion for us to move on the type of legislation that would allow for video gaming to come to the City of Chicago. Now, we had a similar position on cannabis, however we got you know beat out on that by the majority of members of council but again, we have to make sure that the equity component of anything that’s going to bring a large amount of revenue to the City and is going to make some millionaires in the process that we have a seat at the table and a seat in the ownership box not down on the field.
Rufus Williams
Yeah, we’ll come back and talk about cannabis next time you come in because black folks ain’t never getting over that.
Jason Ervin
And we shouldn’t be.
Melissa Conyears-Ervin
I think the cannabis situation, I use that as a perfect example for this Bally’s investment because we, as black people, did feel left out when those cannabis licenses were going out. But in this instance, we are provided access early and we’re not used to that. So, I’m grateful for the opportunity. Again, it’s our choice whether we want to invest or not but give me the opportunity.
Rufus Williams
Yeah given in the climate that we’re in, I want to just make sure that we could point that out because we hear so much about what doesn’t happen. We need to point it out when it does. So hopefully people will remember. I want to talk with you, Sid, more about these four different tranches that are here so people best understand.

Sidney Dillard
Sure,
Rufus Williams
We’ll be actually talking about and what the real opportunity is. We’ll pick that up when we come back right after this.
*      *      *      Commercial Break      *      *      *
Rufus Williams
Welcome back. We’re talking about the Bally’s Investment possibility for all of us. We have in this studio Sidney Dillard, who is a Partner and Head of Corporate Investment Banking at Loop Capital, our City Treasurer, Melissa Conyears-Ervin, and probably one of our smartest Aldermen, as I’m learning every moment here, Alderman Jason Ervin. Sid before we went to the break, you had walked us through and talked about some of the loans, some of the investment, and what all that is. It’s four different tranches that you can get in. Walk us through what those are and how much people have to come up with and what the actual investment possibility is.
Sidney Dillard
Yes, good question because it does bear repeating because this is not totally intuitive. So each share is $25,000. And in this offering are 10,000 shares. Right so 10,000 times $25,000 is $250 million. And that represents a 25% ownership in the casino. So, what Bally’s has done is structured this offering such that if you don’t have $25,000 in cash to participate as an owner in the casino, you can come in at different levels. And those levels are, and we refer to them as sub-classes, this A class is the whole class, which is 10,000 shares, and then we have sub-classes. So, if you have $250 that you have to participate in the offering, there are 500 shares available in that sub-class. If you have $2,500 to participate in this offering, there are 1,000 shares available in that sub-class. If you have $5,000 to participate in this offering, there are 1,000 shares in that sub-class. And then if you have $25,000 or multiples thereof to participate in this offering, there are 7,500 shares. Right so the majority of shares are in the $25,000 bucket. But for those who, because each share has a stated value of $25,000, do not have the full $25,000 and you’re looking to participate at a level that fits you, $250, $2,500, or $5,000, what Bally’s is doing as a part of the offering is providing a loan that gets you to the $25,000 stated value of each share. So that means that if you’re looking at the $250 share sub-class, then the loan would be $24,750 applicable to that sub-class. If you’re looking at the $2,500 sub-class, then there’s a loan of $22,500. And then if you’re looking at the $5,000 loan sub-class share class then that would be a $20,000 loan. So, what we talked about in terms of the loans because sometimes people have a reaction when you hear loan. The loan is as we state, it’s non-recourse to the investor. So, the loan is attributable to your share because you have to get to the $25,000 which is the stated value of the share, but it’s non-recourse to the investor. The investor is not responsible for paying the loan back. It does not show up on your credit report. You can’t prepay it. You have no responsibility for that loan if for whatever reason the casino doesn’t happen or the casino takes longer to happen, etc. What happens with the loan is that once the casino is up and running and let me just talk about that. So, it’s anticipated that the casino will be online, the Bally’s Chicago casino will be online September of 2026. There’s also a hotel that is associated with this project and it’s scheduled to be online in the third quarter of 2027. There’s also food and beverage venues within the casino and the resort and then there’s a 3,000-seat entertainment venue that’s a part of the resort. So, all of those things together it is a part of this project and a part of Bally’s Chicago casino and resort and this offering is for that. As well, I think the important piece is that all of the revenue components from each of the elements of the project that I outlined are a part of what goes into creating the revenue and then the expenses that get backed out and then what’s left over is the cash that would be available at a future point to be distributed to the investors.
Rufus Williams
Okay, you all think on that…

Melissa Conyears-Ervin
She says that so clear. I just want to say that. I just want to say that.
Rufus Williams
She does. It’s that Stanford education. Let’s do this. You all just stew on that for a bit. I know questions are coming in. We’ll get those answered and we’ll take them as well when we come back and talk more about what this actual investment opportunity is. I know you have questions and Sid has more that she wants to share. We’ll be back right after we find out with some black information news in the headlines.
*      *      *      Commercial Break      *      *      *
Rufus Williams
Welcome back. I am delighted to have in this studio, we’re doing the Bally’s Takeover this morning, we have Sidney Dillard, who is a Partner and Head of Corporate Investment Banking from Loop Capital, our City Treasurer, Melissa Conyears-Ervin, and Alderman Jason Ervin. Just a number savant as we walk through all of all of these all of these things around this investment opportunity that exists for us, for women, and minorities to invest in Bally’s as this casino comes online in Chicago. Sid, before we went you know folks who are on my Facebook page, you are getting a wealth of information because of what we talk about during the break. Yes, so try to get there. I’m going to try to remember what we talked about on air versus what we talked about otherwise but I think it’s important as we talk about these different tranches that people can invest in. You gave the numbers. Everybody, there’s not unlimited amounts for anybody to go into any ways, right. So, there are only a certain number who can go into $250, a certain number that can go into $5,000, $25,000…
Sidney Dillard
Yeah, thank you for highlighting that, Rufus, it is not unlimited supply. As we mentioned, there’s 10,000 shares available for the A interests, and they are across the different subclasses. You have for the $250 cash investment, there are 500 shares in that sub-class. For $2,500 cash investment with the stated value of $25,000, there are 1,000 shares in that sub-class. And then for the A-3 subclass that we refer to that it’s $5,000 in cash and there are 1,000 interests in that subclass. And then for the $25,000 cash, and that’s the stated value of the share, there are 7,500 shares available. And people can purchase as many of them as they would like.
Rufus Williams
As they would like. Important.
Sidney Dillard
Particularly where there’s more share class units available. Right of course the other ones that have more limited availability, there will be perhaps more demand than supply.
Rufus Williams
And I want to go back and reiterate what we talked about earlier for some who may just be joining us. This is an opportunity that doesn’t come through all the time. It is an opportunity that is there to ensure as best as possible that there’s minority and female participation in the ownership of this casino that is coming here.
Sidney Dillard
That’s right.
Rufus Williams
As was identified and made part of the whole offering at the beginning of bringing a casino into Chicago. These different opportunities that are there, these are opportunities. There’s no demand or requirement that you must participate. I’ll ask you, Madam Treasurer, because we talked about this some in the break, about what people should do who are thinking about this investment because we’re not making the recommendation, we’re telling you about the opportunity.
Melissa Conyears-Ervin
Right, the City of Chicago is not an underwriter in this investment. Neither myself or Alderman Ervin, who is here also this morning, we are not providing financial advice, but we do encourage you to talk to a financial advisor. We encourage you to do your own research. Ballyschicagoinvest…
Rufus Williams
Ballyschicagoinvest.com.
Sidney Dillard
Dot com.
Melissa Conyears-Ervin
That’s right.
Sidney Dillard
Ballyschicagoinvest. I N V E S T dot com.
Melissa Conyears-Ervin
Ballyschicagoinvest.com. But, our role really, as elected officials and this is I always say representation matters because this is an opportunity that our residents should be afforded. And by the way, when you say, Rufus, this doesn’t happen often, this type of investment has never happened in the history of our country. And the first time in Chicago because the Chicago Aldermanic Black Caucus demanded that our people have a right to have access to this early. A lot of times, we are afforded opportunities and we talk about the marijuana licenses, it is later. We come late in the game. Well, this is an opportunity for us to get in early and again, no one is obligated to invest. We are not advising you to invest. We simply want you to have the opportunity and to provide this information if you so choose. And so, I’m excited about that because we talk about building generational wealth in our communities. We have been consumers. Let’s invest in ourselves.
Rufus Williams
This is and it’s real and it’s happening. Many have visited the temporary casino at Medinah Temple.
Melissa Conyears-Ervin
Yeah.
Rufus Williams
And I passed by Halsted in Chicago Avenue often and I can see that the Freedom Center from The Chicago Tribune is coming down. The gates are all up. So, the building is really happening. Sidney, another thing that we need to make sure that people are aware of. This is not an ATM. You don’t put your money in and the money comes back out. This is a much longer-term investment. Explain that, too.
Sidney Dillard
Yeah, that’s a really good point. In the prospectus, which is the offering document for this IPO and concurrent private placement; basically, it states in there that investors should not expect that there would be cash distributions anytime like it would be after three or five years. And so, because, as I mentioned from a timing perspective, the casino is expected to come online in September of 2026. The hotel is expected to come online September third quarter of 2027. So, there’s a ramp-up period that has to occur and then as the casino and the resort come online with all of the… all of the elements that we talked about earlier that are a part of this project, which is the casino, the hotel, a 3,000-seat entertainment venue and, and food and beverage venues in the casino and resort. That after that ramp-up occurs and their expenses are covered by the revenue and there’s cash available for distribution, then that’s when investors can see cash distributions at that point.
Rufus Williams
Important to know. So, the money doesn’t…it goes in for at least 5 years.
Sidney Dillard
That’s yes, exactly. And so and the other thing about the 5-year element to this is with the host community agreement that Bally’s signed with the City of Chicago, it basically dictates that 25% of the casino would be owned by women and minorities for 5 years. And so, what that also means is that as folks are thinking about their participation in this offering is that those shares cannot be sold. There’s no market for these shares. It’s an illiquid investment. It’s a long-term investment and so folks need to think about it in that way, right? So, if you put in $250 or $2,500 or $5,000 or the $25,000, which is the stated value of each share, if you put that in, you need to expect that that’s going to be in for a longer term period of time.
Rufus Williams
And it’s investing as you talk about, Madam Treasurer, the generational wealth that gets built from an investment is very different than what we do in consumerism.
Melissa Conyears-Ervin
It’s a big difference because, as a consumer, we’re putting money out and not seeing it being returned. And so to be able to invest in yourself, this is a true game changer. But, what I want and I know that I see Alderman Ervin wants to jump in.
Rufus Williams
He’s doing numbers.
Melissa Conyears-Ervin
But, what I want is to see more of these types of opportunities because, again, it’s up to the residents what they choose to do but allow us the opportunity. That’s all we’re asking for. And, by the way, Rufus, we had two meetings last week with my office, partnered with the Chicago Aldermanic Black Caucus. We put meetings together within two days and it was several hundred people at each meeting.
Rufus Williams
Love it.
Melissa Conyears Ervin
That was exciting and, and the residents were excited about the opportunity.
Rufus Williams
And it’s something about driving by this building and saying, I own a piece of that. You know, you’ll see this wonderful casino.
Jason Ervin
Well, that’s the thing, right? Yeah, it’s not all the time that people, local residents get an opportunity to get a piece of the rock, right? And that was the whole premise of how we looked at this and what we wanted to see happen. Glad that Loop Capital was involved in helping them shape this so that people could participate. I know there’s people shy and want to shy away from the debt component of this, but again, a non-recourse loan meaning it’s not on you.
Rufus Williams
It’s not your debt.
Jason Ervin
It’s not your debt, it’s somebody else’s debt that’s helping you out to get to where you need to be. So, everyone has the same stated value. Now, of course, there’s an interest paid that needs to be paid on that loan and I and I look at this, you know, if somebody wants to put up $250 and we talk about, oh, that’s, that’s a whole lot of money. Well, we have to think about we spend $250 on gym shoes. We’ll spend $250 at a restaurant. We’ll spend $250 at the hair spot.
Sidney Dillard
The bar.
Jason Ervin
I didn’t know how much hair costs.
Rufus Williams
You don’t want to know.
Jason Ervin
I know I don’t, but again, but we spend that.
Rufus Williams
But, they look good, right?
Jason Ervin
Right, right. And we, but at this time and it’s something that my wife said. All of our wealth are accumulated wealth.
Melissa Conyears-Ervin
It’s on our bodies.
Jason Ervin
Can’t be on our backs.
Rufus Williams
Right.
Jason Ervin
Or on our feet. We have to, you know, put something away. And this is just an opportunity. And we need to talk. And hopefully this sparks a conversation about investing in general. If just because you don’t invest here.
Melissa Conyears-Ervin
That’s right.

Jason Ervin
But at least to start having a conversation and thinking about, hey, I need you to put something away for a rainy day. I need to start thinking about the future. We can’t, you know, the way we got to get out of being paycheck to paycheck, you got to invest in something so that you can see something accumulate and have some returns. So, again, if this sparks a conversation in the household…
Melissa Conyears-Ervin
We were.
Jason Ervin
In the community, this is a win.
Rufus Williams
Hopefully, it’ll spark it this weekend because you only have till the end of next week.
Melissa Conyears-Ervin
Well, Sidney might, Sidney, yeah?
Rufus Williams
Well, we’ll let Sidney clarify that.
Melissa Conyears-Ervin
Yeah, yes.
Rufus Williams
When we come back and I’ll take your calls, as well.
Melissa Conyears-Ervin
The early bird gets the worm.
Rufus Williams
I’ll take your calls, as well when come back right after this.
*      *      *      Commercial Break      *      *      *
Rufus Williams
Welcome back. It’s the Bally’s Takeover. We got wonderful, smart, engaged people in the studio and wonderful, smart engaged people on the phone and on Facebook. Let’s take some calls. Anita’s been holding on for a bit. Anita, good morning. Welcome to WVON. What’s on your mind this morning?
Anita [Caller]
Good morning and thank you so much for having this forum. A very informative. My husband and I are very excited about the opportunity because like it was stated earlier, it doesn’t come often that we get a seat at, even get an invitation to have a seat at the table. So, we think it’s a great opportunity and the way it was laid out about the tiers of the program, was very informative and the non-recourse loan, but I just had one question about that. Is there and I know this is a long-term investment. I do understand that. But, I want to know is there a structure to how the loan, the non-recourse loans will be paid back? Is there any type of structure? And also, I thought I read on the platform or your website, very informative website, as well about there might be an opportunity for another initial investment offering within the same concept.

Sidney Dillard
So, I heard the question about…
Rufus Williams
Thanks Anita.
Sidney Dillard
About how does it work for the loan? So, the loan works as follows, and this is outlined in the prospectus as well, that the loan’s interest rate is at 11%, which basically reflects Bally’s cost of capital and it compounds quarterly. And so, and then once the casino has cash that it can distribute. So, after the revenue more than covers the expenses associated with the casino and resort, then that is when Bally’s Chicago casino and resort could look at cash distributions to investors and then, as we have mentioned, for those investors that have a loan that’s associated with their, with their, investment to get to the $25,000 stated value of each share that the distributions would first go to pay down the accrued interest and the loan associated with their sub-class interest. So, that’s how, that’s how the loan works. And then, I think there was the second question was with regard to this is an initial public offering and a concurrent private placement and certainly, there could be another offering by Bally’s, but that’s not contemplated at this time. This is the only offering. Obviously, that’s a part of what we’re doing at present.
Rufus Williams
Madam Treasurer, let me tell you, what excites me, there’s been conversation about how black families will have zero wealth when we look out. I think it was like 2041. And so, we start looking at these kind of opportunities. This is what fights against that notion. This is kind of where we can begin to build potentially in a place where we otherwise we’re seeing it.
Melissa Conyears-Ervin
And you say nearly, well, you say zero in 2041. We’re near zero now in 2025. And and I was actually talking to someone about that Rufus. And I said, do know what that means? That means, we own nothing.
Rufus Williams
Nothing.
Melissa Conyears-Ervin
Listen, we own nothing. Not the home you live in, not retirement investments, nothing. No stock, no bonds, nothing. Everything you own is on your body. That keeps me up at night. I’m, I’m. That keeps me up at night. But guess what? We can change that.
Rufus Williams
Yes.
Melissa Conyears-Ervin
And so, I don’t focus on that. We can change it but the, the Alderman says something a moment ago, and I absolutely agree. What regardless as to whether people invest in this particular opportunity, the fact that they have the opportunity to invest is a win. And the fact that we’re starting these conversations that we don’t typically have in our community is a win. So, this is absolutely major and I agree with you 100%, Rufus.
Rufus Williams
Perfect. Change the whole paradigm.

Melissa Conyears-Ervin
Thank you, WVON for providing this platform. This is important.
Rufus Williams
Well, we know and we’ve talked about what everybody’s role is here and really trying to get the information out, making sure from you and your office, from the Alderman, making sure that black folks could participate and women could participate in, in this opportunity as these casinos came in and, and monitoring the process to make sure that we are knowledgeable about it is what the Alderman is doing and certainly from Sid and Loop Capital’s standpoint. Making sure we know about it, making sure we understand it, making sure that it’s fair and there is important. And from our standpoint, you know, Mellody and I talked last night and just happy to be able to provide the forum.
Sidney Dillard
My girl.
Rufus Williams
For people to be able to learn all that’s here.
Melissa Conyears-Ervin
That’s right… And every radio station is not doing this, Rufus. Let’s just put it out here. But, this is what WVON is based upon. To be able to provide this information. It’s about resources. We can do our own research, but provide the resources, the access, so that we can do our necessary research.
Rufus Williams
And this is why it makes sense to have black faces in the places because we can look at things differently than others as it makes to us. So we’re all in all of our spaces happy to be here and happy to be here providing this information. Let’s find out what’s going on in the news from Annette. I’ll take more of your calls when we come back right after this.
*      *      *      Commercial Break      *      *      *
Rufus Williams
Welcome back. I’m learning that 2 hours is not enough to have this conversation because there’s so much to talk about. But, as we’re looking at our comments on Facebook, there’s one talks about the whole notion around investing in financial literacy, which gives us an opportunity, Madam Treasurer, to talk about…
Melissa Conyears-Ervin
Yes…
Rufus Williams
What you’re doing in that space.
Melissa Conyears-Ervin
And so, please, if you’re not familiar with programs that we offer through the Treasurer Office for free, visit chicagocitytreasurer.com. And and Sidney, thank you. We were talking throughout the break about how this may be a first-time investment for many and how, even if you do not invest in this particular opportunity, we want to help you and empower you to be able to make those choices in the future. So, please visit chicagocitytreasurer.com. We help you increase, help you with programs, access to programs to increase your credit score, to start investing. Investments 101 and so I know a lot of times when we talk about investing, when we talk about savings, this can be an intimidating topic for some because I tell people if you’re raised in a community like myself. I mean, my mother was working two, three jobs, double time, trying to make ends meet for her three girls. But, we weren’t necessarily talking about financial health at the dinner table.
Rufus Williams
Right.
Melissa Conyears-Ervin
So, this is an opportunity for residents. I don’t want them to be intimidated. By the way, we were even talking about if we don’t see it, maybe it don’t exist. Like, a lot of times on people’s credit report, they don’t want to pull that free annual which, by the way, you can pull it everyday for free now in case you all didn’t know. A lot people don’t want to pull that credit report because they say out of sight, out of mind. Whether you pull it or not, what’s on there is there. Let us help you.
Rufus Williams
Indeed. Check it out. And if you haven’t seen it on VONTV, I did and had a conversation with Mellody Hobson. And we talked a lot about investing in what she does and what’s there. Go VONTV, check it out. Let’s keep taking some calls. Looks like Marcus has been on for a bit. Marcus, good morning. Welcome to WVON, what’s going on? What’s on your mind this morning?
Marcus [Caller]
Grand rising? Appreciate, this information Brother Rufus. One of my questions was already answered. I’m Marcus Gill from the Woodlawn community. The question I have now is that community-based businesses, our business able to invest in this ownership and then the second question that I have is kind of like off topic, but relevant is that contractual opportunities. I love that the investment and equity that we have in ownership, but to create opportunities to have readily…readily income coming in every day is long-term and short-term opportunities for small businesses.
Rufus Williams
Ok.
Marcus [Caller]
I’m executive administrator with Dustin Queen.
Rufus Williams
Appreciate that.
Marcus [Caller]
Maintenance Company.
Rufus Williams
Yeah.
Marcus [Caller]
And I would like to know like what are the short, short-term goals and long-term goals for small businesses like myself? Dustin Queen Maintenance Company.
Rufus Williams
Let’s do this. That’s not one for today. But, that’s an important one to have answers.

Jason Ervin
So real quick, the answer to your question real quick on the maintenance front is, yes, there’s the Bally’s procurement. A part of the host community agreement was to look for companies just like yours to provide services for non-gaming-related services for the casino. So, go to their website. There are opportunities for small businesses with the Bally’s Chicago casino.
Rufus Williams
So, that’s Bally’s Chicago casino, right?
Jason Ervin
Right, Bally’s Chicago casino, not the investment portal, but their main vendor portal.
Rufus Williams
Vendor portal. Alright, then on the investment side, Sid.
Sidney Dillard
Yes, and so the question around individuals can invest as well as entities that are women and minority owned, we have folks that are also investing through, through, their irrevocable trust, so, yes, entities can invest and have the opportunity here, as well.
Rufus Williams
And, Marcus, on the business part, we’ll try to have some folks in Bally’s to come on and talk specifically about what those other vendors, vendors and business opportunities are. Thanks so much for your call and your thoughtfulness there. Who’s up next? Tina, good morning and welcome to VON. What’s on your mind this morning?
Tina [Caller]
Good morning sisters and brothers on the panel. I’m a single female and I was looking for something like this. If you come in on a $7,500 share, what is your expected return after the 5 years? And is there a penalty is you pull out early or if you want to go longer?
Sidney Dillard
Thank you for the question. So, this is an equity investment and so, you mentioned $7,500. So, if you had an interest in putting $7,500 in cash to work here, that would be an A-3 share, which would be a $5,000 cash investment and then an A-2 share, which would be a $2,500 cash investment and then you’d have the loan with that to get to the $25,000 stated value of each share. We can’t give you advice or tell you what the return is because there is no guarantees in terms of what the returns are, but what, what we can say is that Bally’s expects that there won’t be distributions for at least 3 to 5 years because as we mentioned around the timing of the casino, which is scheduled to open September 2026. And then the hotel is expected to open in the third quarter of 2027. so, you’ve got to get the casino and the resort, up and running. And then once the revenue exceeds what the expenses are associated with, there would be an opportunity for distributions after that point in time.
Rufus Williams
So, there’s a question on Facebook that asks, if you come in at $250 and somewhere in the next year or two you acquire some more money. Now you have a couple of more thousand dollars that you want to put in. Could you put that against put more money in, so that it reduces the amount of the loan and all, all of that.
Sidney Dillard
No, you can’t and, this cuts the same way with regard to the loan. The investor that is looking at a sub-class that has a loan attributable to it is not responsible for the loan and that’s the non-recourse nature of it and so that’s the nature of it. And so, since the investor is not responsible for the loan, there isn’t a way to, to prepay it or, pay more because the loan is being repaid from the distributions that…that you would receive once distributions are being paid from the casino and the resort.
Rufus Williams
Very good, let’s keep going. Stan, good morning. Welcome to VON. What’s on your mind this morning?
Stan [Caller]
Hey, how are you doing this morning?
Rufus Williams
Doing great.
Stan [Caller]
My question was I guess this is a new IPO. Are y’all trading on the market for the New York Stock and if you is, what is the…
Melissa Conyears-Ervin
Good question.
Stan [Caller]
The name you are trading under?
Sidney Dillard
Good question. So, yes, so this, this offering is illiquid. Even though it is an initial public offering and Bally’s Chicago will be providing public filings of its financials on a go-forward basis, and you can see in the prospectus it has its third quarter 2024 performance in there, but on a go-forward basis, this will not be traded on a national stock exchange. So, it won’t be on the, on the New York Stock Exchange or the Nasdaq and there is, an important reason for that. One, is earlier in the show, we talked about there’s a 5-year commitment that Bally’s made through the host community agreement that it signed with the City of Chicago that 25% of the casino would be owned by women and minorities. And so, if it were traded on a national stock exchange, then, they wouldn’t be able to have control over who actually owns the shares. And so, for 5 years, they have made that commitment, and so folks have to hold onto these shares at least for that period of time. In the prospectus statement, there is a section around once we get to the 5-year period of time, what the process is, if there are folks particularly for those that have the, the class, the sub-class A-4 because they don’t have leverage associated with their, with their holding, with their share, that they could actually put in a request to Bally’s that they want to sell their share, provide the price that they would want to sell it at and Bally’s has the right of first refusal on that.
Rufus Williams
Let me, I’m sorry, go on.
Stan [Caller]
Excellent, well, because when y’all, when Bally’s first came into this area, I don’t know if y’all sold it to a different company, but I know they were saying that the shares was only about $18 a share.
Sidney Dillard
Right, I don’t.

Stan [Caller]
I don’t know if ya’ll.
Sidney Dillard
Oh yeah, and so, that’s Bally’s Corporation. And so just want to make sure that this investment is for Bally’s Chicago. And so, Bally’s Corporation is an owner in Bally’s Chicago. But this investment is specifically for Bally’s Chicago casino and resort.
Rufus Williams
Thanks Stan, thanks for your call. Thanks for those questions. Let’s try to take our last break. We’ll wrap up this conversation with my distinguished guest when we come back right after this.
*      *      *      Commercial Break      *      *      *
Rufus Williams
So, let me ask you all this, you’ve done, you mentioned a couple of sessions that you did last week where folks are showing up. We’re here today getting out as much information as we can and folks are catching it on the radio. We’re also on Facebook Live. So, people can go back and catch that again. Would there be any other opportunities for people to hear directly from you all about this opportunity?
Jason Ervin
Well, tomorrow, my quarterly community meeting. I’ve invited folks from Loop out to talk about it again. We’ll be at the JLM Center, which is at 2622 West Jackson. Tomorrow at 10 AM for 28th Ward Quarterly Community meeting, but I am open to people coming to hear this because, again, this is a, I call a game changing opportunity for black families in City of Chicago. So, if you be so inclined to come out, we invite you 10 o’clock, JLM Center, 2622 West Jackson Boulevard. We’ll be at the, be in the lower level, but you can please come by and hear the presentation that Bally’s will make on behalf of what’s going on here.
Melissa Conyears-Ervin
Tomorrow’s Saturday.
Jason Ervin
I’m sorry Loop on behalf of Bally’s. Tomorrow.
Melissa Conyears-Ervin
Tomorrow’s Saturday, it’s Saturday.
Jason Ervin
Tomorrow, it’s Saturday, right?
Melissa Conyears-Ervin
I just want to make sense.
Jason Ervin
All day.
Melissa Conyears-Ervin
He tells me I correct, I just want to make certain tomorrow’s Saturday.

Jason Ervin
My wife correct me so much. I just let her talk. That’s just. It’s rough around here.
Melissa Conyears-Ervin
Right, some people may say, did he really mean Saturday? Tomorrow? Tomorrow, Saturday, yes.
Rufus Williams
You know, she’s right.
Jason Ervin
Yeah, I know. I know…I know.
Rufus Williams
So Sid, $250, $2,500, $5,000, $25,000.
Sidney Dillard
That’s right.
Rufus Williams
The 31st of January. Somebody needs to do something by then.
Sidney Dillard
Yes. So, by the 31st of January, we…we have a web portal, www.ballyschicagoinvest.com. Bally’s B A L L Y S Chicago, invest I N V E S T dot com. And on that website is all the information that we’ve spoken about this morning. All of the public information that has been filed with the Securities Exchange Commission, as well as where interested investors can register their interests, put in, create an account, so that they can go through this process reflecting in the interest that they have across the A-1, 2, 3 and 4 shares in this offering and fund their account so that once we get to the first week of February, we’ll be allocating shares and investors will know exactly what it is that they will have as a part of ownership in this opportunity.
Melissa Conyears-Ervin
And let’s keep the conversation going. We do not want this to be the first and last time we talk about investments in our community.
Rufus Williams
Absolutely.
Melissa Conyears-Ervin
So visit chicagocitytreasurer.com to hear more about what we’re doing every day to help you become financially free and build generational wealth for your family.
Rufus Williams
Please do that and you must know that they will be back on to talk about these things because when we hear stories about black folks not having any, any wealth in years that gives us years to fix that. So, we’re going to stop that conversation right here. The difference is in the amounts that Sid just talked about. Otherwise, it’s done in an non-recourse loan. Non-recourse loan, meaning, it’s not on your credit. You don’t have to pay it back. It’s get paid back by what’s happening in the investment. This is not risk free, but the risk that you take is the money that you put in.

Sidney Dillard
That’s correct. That’s correct.
Melissa Conyears-Ervin
And we are not providing financial advice. We’re just providing the platform.
Rufus Williams
Providing the information, be clear on that and minimally, you put it in for 5 years. So, it’s not money that gets turned around right away and comes back to you, it’s done very different than that. Jason, you wanted to add something?
Jason Ervin
No really.
Rufus Williams
Alderman, you want to answer.
Jason Ervin
No, it’s fine. I’ll always be Jason. Remember that. So, but again, we just want people to have an opportunity and begin a conversation around what we can do to financially empower our community. Now, people may ask, hey, this may be an opportunity for people to put money together. You can get 10 people to put $250 together or 2 people for 1,250 to buy $2,500 share. It’s it’s about starting a conversation and if we, if this happens, we will have won if no one buys a share, but everybody begins to think financially about what we can do to impact our future, what we can do to impact our community. All of that becomes a win. So, to for us, this is a to me, I think it’s a no lose proposition just to start this type of a conversation because we’ve never had this type of conversation in our community.
Sidney Dillard
Wow.
Rufus Williams
See, very often when we think about investing in this type, there are accredited investors who are the only ones who are able to do so. Yeah. Talk about that as it relates to this opportunity.
Sidney Dillard
Yeah, that’s a great question, Rufus, because with the the IPO, so we talked about this as a concurrent initial public offering and a private placement. So, with the initial public offering, what that means is that we have actually Blue Sky, meaning investors who are in Illinois, New York, Texas and Florida are also able to participate in this offering because it is an initial public offering. If you are, if there are investors who have interests who are not in those states, then they have to participate via the private placement and they have to be an accredited investor to do that. But also, any folks in those other states that are accredited investors can also pursue this from a private placement perspective. And what the private placement option gives you, if you’re an accredited investor is that you also can sign a non-disclosure agreement and have access to projections which we cannot provide, we’re not allowed to provide that by the Securities Exchange Commission. We’re not allowed to provide that under the IPO option of this. So, that’s what the difference is and that’s why we have the concurrent private placement because it does allow for a broader base of folks in the country to participate in this offering if they qualify.
Rufus Williams
Important to know, why those states?

Sidney Dillard
So we selected the…we…we didn’t want to Blue Sky all fifty states and the and so those were the states that were more friendly for us to Blue Sky in.
Rufus Williams
Makes sense.
Sidney Dillard
Yeah.
Rufus Williams
I think we got a lot of information and I’m grateful to each of you for coming in and sharing this information.
Melissa Conyears-Ervin
Thank you for having us.
Rufus Williams
It’s been a wonderful forum. And two hours goes fast.
Melissa Conyears-Ervin
It does go fast.
Rufus Williams
We have so much brain power in here sharing so much information so.
Melissa Conyears-Ervin
What you want to say Alderman?
Jason Ervin
I don’t want to say anything. I just want to say thank you. Thank you for providing the platform to have this conversation. And again, thank you to WVON.
Melissa Conyears-Ervin
Yes.
Jason Ervin
For, again, continuing to provide the platform to talk about things that impact our community. So, again, glad to have been on here with you. Look forward to coming back. So, just give us a holla and we’ll slide down the Ike and land right here on you.
Rufus Williams
Yeah, let’s do that soon because there’s a lot more going on in the City that we want to talk to you about. Whether it’s in the City, whether it’s on the West Side and certainly from all the places that you look and these kind of opportunities. So, we need to stay close to that. So I want to have you back on soon to do that and Madam Treasurer, a lot going on, a lot that you talked about there. I don’t know that you and I had a chance to really sit down and talk about what’s happening in your office but I’m here every morning from 6 to 9.

Melissa Conyears-Ervin
Yeah. So I’ll come and have some coffee with you in the morning.
Rufus Williams
Please do that. Coffee with the Treasurer. Let’s do that and Sid, you know, you’re amazing. Thank you so much for providing all this stuff.
Sidney Dillard
Thank you.
Rufus Williams
And information and really making all these things happen. We certainly appreciate you and the work that you’re doing with Loop and the work that you’re doing for all of us.
Sidney Dillard
Appreciate that.
Rufus Williams
Appreciate you all being here and thank you all for listening and thanks for your calls and your Facebook comments. We really appreciate it.